      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                        3679                        77-0059951
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                             170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                LARRY R. CARTER
     VICE PRESIDENT, FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                              CISCO SYSTEMS, INC.
                             170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           EDWARD M. LEONARD, ESQ.                         LARRY SONSINI, ESQ.
            MICHAEL J. CASEY, ESQ.                  WILSON, SONSINI, GOODRICH & ROSATI
           JEFFREY P. HIGGINS, ESQ.                         650 PAGE MILL ROAD
            CRAIG E. WALKER, ESQ.                      PALO ALTO, CALIFORNIA 94304
       BROBECK, PHLEGER & HARRISON LLP                        (415) 493-9300
            TWO EMBARCADERO PLACE
                2200 GENG ROAD
         PALO ALTO, CALIFORNIA 94303
                (415) 424-0160

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: At the effective time of the merger of a wholly-owned subsidiary of the Registrant with and into Stratacom, Inc., which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction of all conditions to closing of such merger.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
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
                                               PROPOSED          PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
    SECURITIES TO BE          TO BE         OFFERING PRICE      AGGREGATE        REGISTRATION
       REGISTERED           REGISTERED       PER UNIT(1)    OFFERING PRICE(1)     FEE(1)(2)
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Common Stock, no par
  value.................     78,688,366        $54.8125       $4,313,106,061    $1,487,277.95
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on May 31, 1996 in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) Of this amount, $728,349.98 was paid in connection with the filing of the Preliminary Proxy material of StrataCom, Inc. on April 29, 1996. In accordance with Rule 0-11(a)(2) under the Securities Exchange Act of 1934 and Section 6(b) under the Securities Act of 1933, the balance of the filing fee is being submitted herewith.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended and Amended By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with each of its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith or incorporated by reference herein:

 EXHIBIT
 NUMBER                                           EXHIBIT TITLE
- ---------        -------------------------------------------------------------------------------
 2.1       --    Agreement and Plan of Reorganization by and among the Registrant, Jet
                 Acquisition Corporation, and StrataCom, Inc., dated as of April 21, 1996
                 (attached as Appendix A to the Proxy Statement/Prospectus contained in this
                 Registration Statement).
 4.1       --    Registrant's Restated Articles of Incorporation as currently in effect
                 (incorporated by reference to the Registrant's registration statements (File
                 No. 33-32778)).
 4.2       --    Registrant's Bylaws, as currently in effect (incorporated by reference to the
                 Registrant's registration statements (File No. 33-32778)).
 4.3       --    Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 28.01 of Registrant's Registration Statement on Form S-1
                 (File No. 33-32778)).
 5.1       --    Opinion of Brobeck, Phleger & Harrison LLP regarding the legality of the securities being issued.
 8.1       --    Opinion of Brobeck, Phleger & Harrison LLP regarding certain tax matters.
 8.2       --    Opinion of Wilson, Sonsini, Goodrich & Rosati regarding certain tax matters.
23.1       --    Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 and Exhibit
                 8.1).
23.2       --    Consent of Coopers Lybrand L.L.P. with respect to Registrant's financial statements.
23.3       --    Consent of Arthur Andersen LLP with respect to StrataCom's financial statements.
23.4       --    Consent of Montgomery Securities.
23.5       --    Consent of Wilson, Sonsini, Goodrich & Rosati (included in Exhibit 8.2).
24.1       --    Power of Attorney (see page II-3).
99.1       --    Form of proxy to be used in soliciting StrataCom's stockholders for its special meeting.
99.2       --    Form of Employment Agreement

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of deterring any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof;

     (5) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (6) that every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (7) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request; and

     (8) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 7th day of June, 1996.


                                      CISCO SYSTEMS, INC.

                                      By: /s/  John T. Chambers

                                        ----------------------------------------
                                        John T. Chambers, President
                                        and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                       TITLE                          DATE
- ---------------------------------------------  -------------------------------------------  --------------
                      /s/  John T.             President and Chief Executive Officer        June 7, 1996
                   Chambers                    (Principal Executive Officer) and Director
- ---------------------------------------------
              John T. Chambers
                      /s/  Larry R.            Vice President, Finance and Administration,  June 7, 1996
                    Carter                     Chief Financial Officer and Secretary
- ---------------------------------------------  (Principal Financial and Accounting
               Larry R. Carter                 Officer)
                      /s/  John P.             Chairman of the Board and Director           June 7, 1996
                  Morgridge
- ---------------------------------------------
              John P. Morgridge
                    /s/  Donald T.             Vice Chairman of the Board and Director      June 7, 1996
                   Valentine
- ---------------------------------------------
             Donald T. Valentine
                 /s/  Dr. Michael S.           Director                                     June 7, 1996
                    Frankel
- ---------------------------------------------
           Dr. Michael S. Frankel
                  /s/  Dr. James F.            Director                                     June 7, 1996
                    Gibbons
- ---------------------------------------------
            Dr. James F. Gibbons
                     /s/  Robert L.            Director                                     June 7, 1996
                    Puette
- ---------------------------------------------
              Robert L. Puette
                      /s/  Masayoshi           Director                                     June 7, 1996
                      Son
- ---------------------------------------------
                Masayoshi Son
                      /s/  Steve M.            Director                                     June 7, 1996
                     West
- ---------------------------------------------
                Steve M. West